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                          [MEDPARTNERS(TM) LETTERHEAD]

                                                        FOR IMMEDIATE RELEASE
                                                             JANUARY 16, 1998

             RICHARD M. SCRUSHY TO BECOME CHAIRMAN AND ACTING CHIEF
            EXECUTIVE OFFICER OF MEDPARTNERS:  WILL REMAIN CHAIRMAN
                   AND CHIEF EXECUTIVE OFFICER OF HEALTHSOUTH


BIRMINGHAM, Ala. January 16, 1998 -- MedPartners, Inc. announced today the resignation of Larry R. House as Chairman and Chief Executive Officer and the appointment of Richard M. Scrushy as Chairman and Acting Chief Executive Officer of MedPartners. Mr. Scrushy will continue in his role as Chairman and Chief Executive Officer of HEALTHSOUTH Corporation. Mark L. Wagar will continue to serve as President and Chief Operating Officer of MedPartners. Michael D. Martin, Executive Vice President and Chief Financial Officer of HEALTHSOUTH Corporation, will replace Mr. House on MedPartners' Board of Directors. MedPartners has also formed an Executive Committee of the Board of Directors. This Committee will be chaired by Mr. Scrushy, and will also consist of Roger L. Headrick, Dr. Rosalio J. Lopez, John S. McDonald, and Charles W. Newhall III. MedPartners' Executive committed will conduct an intensive search for a full-time Chief Executive Officer.

Richard M. Scrushy stated, "First and foremost, I will be continuing in all my current roles and responsibilities with HEALTHSOUTH. I could only undertake this assignment knowing that HEALTHSOUTH has a deep pool of talented executives, is in solid financial position, is producing consistent financial results, and is successfully executing its strategic plan. HEALTHSOUTH continues to be my primary focus, and as soon as a permanent Chief Executive Officer is appointed, I will relinquish all management roles at MedPartners."

Mr. Scrushy added, "Larry has done a great job in building MedPartners into a large and dynamic enterprise, which is positioned to move on to the next phase of its development. The Board and I wish Larry the best of luck in his future endeavors. MedPartners has been and is continuing to go through dramatic change. My goal is to help the organization focus internally on integrating its operations, and focusing its resources on producing consistent, high quality operating performance. I will be looking to MedPartners' physician leaders to assit me in improving the Company, and will seek to strengthen the management of the Company from both inside and outside the organization."

Larry R. House commented, "The time is right for me to step aside. After focusing on rapid growth since our inception in 1993, I believe that MedPartners should focus internally on operations. I have known and worked with Richard Scrushy for over 25 years, and I believe that he is the right person to lead this Company until a permanent Chief Executive Officer is found. I will continue to assist the Company in any way that I can."

                                     -more-
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                          [MEDPARTNERS(TM) LETTERHEAD]



Statements contained in this press release which are not historical facts are forward-looking statements. In addition, MedPartners and HEALTHSOUTH, through their senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of MedPartners and HEALTHSOUTH's senior management based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by MedPartners and HEALTHSOUTH with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of MedPartners and HEALTHSOUTH or their senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.



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     FOR MORE INFORMATION, CONTACT RANDY PITTMAN, VICE PRESIDENT-FINANCE AT
     205-733-8996